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                                                             EXHIBIT 3.18

                           ARTICLES OF INCORPORATION
                                       OF
                         CORAL RIDGE REALTY SALES, INC.

      We, the undersigned subscribers, hereby associate ourselves together and make, subscribe, acknowledge and file with the Secretary of State of the State of Florida these ARTICLES OF INCORPORATION for the purpose of forming a corporation for profit in accordance with the laws of the State of Florida.


                                   ARTICLE I
                                      NAME
                                      ----

      The name of this corporation for profit is CORAL RIDGE REALTY SALES, INC., (hereinafter referred to as "the CORPORATION").


                                   ARTICLE II
                              CORPORATE EXISTENCE
                              -------------------

      The CORPORATION shall have perpetual existence.


                                  ARTICLE III
                          PRINCIPAL PLACE OF BUSINESS
                          ---------------------------

      The principal place of business or office of the CORPORATION in the State of Florida shall be at 3300 University Drive, Coral Springs, Florida 33065. The CORPORATION shall have power to move its principal office to any other address in the State of Florida, and to establish branch offices and other places of business at such other places, within or without the State of Florida, that may be deemed expedient.

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                                   ARTICLE IV

                           GENERAL NATURE OF BUSINESS

     The nature of the business of the CORPORATION and the objects and purposes proposed to be transacted, promoted and carried on by it are as follows:

     (a) To carry on and engage in business as real estate brokers, house agents, land and estate agents, auctioneers, appraisers and commission agents to negotiate the sale, exchange, purchase or rental of any real or personal property or any interest therein, and to purchase or otherwise acquire or obtain the use of and to hold, own, maintain, manage, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of or turn to account lands and leaseholds and any interest, estates and rights in real property and any personal or mixed property, and any rights, licenses, and privileges appurtenant to such property; to erect, construct, make, improve and operate or aid or subscribe toward the erection, construction, making, improvement and operation of any and all plants, factories, buildings, warehouses, agencies, depots, offices, houses, equipment and facilities whatsoever in connection with its property or which may appertain to or appear necessary, useful, convenient or appropriate in connection with its any of its business or the business of any corporation, association, co-partnership or individual in which the CORPORATION shall be in any manner interested.

     (b) To lend money and negotiate loans: to draw, accept, endorse, discount, buy, sell and deliver bills of exchange, promissory notes, bonds, debentures and other negotiable instruments and securities; generally to carry on and undertake any business, undertaking, transaction or operation which may seem capable of being conveniently carried on in connection with the above or calculated directly or indirectly to enhance the value of or render profitable any property or right of the CORPORATION.

     (c) To borrow or raise money for any of the purposes of the CORPORATION, in such amounts as the Board of Directors may from time to time determine, to issue bonds, debentures, notes or other obligations of any nature, and in any manner for monies so borrowed without limit as to


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the amount, and if and to the extent so determined, to secure the principal thereof, and the interest thereon, by mortgage upon or pledge or conveyance or assignment in trust of, the whole or any part of the CORPORATION, real or personal, including contract rights either at the time owned or thereafter acquired or in any other manner.

     (d) To acquire all or any part of the good will, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the CORPORATION has the power to conduct, to pay for the same in cash or stock or bonds of the CORPORATION or otherwise, to hold, utilize, or in any manner dispose of the whole or any part of the rights and properties so acquired, and to assume (in connection therewith) any liabilities of any such person, firm, corporation or association and conduct in any lawful manner the whole or any part of the business thus acquired.

     (e) To enter into, make and perform contracts of every sort and description and to do all and everything necessary or proper to attain the objects of the CORPORATION and to enhance its business and in general to carry on any lawful business permitted under the laws of the State of Florida and the United States of America either as principal, agent, or otherwise; either alone or in conjunction with others and in any part of the world.

                                   ARTICLE V

                                     STOCK

     The authorized Capital Stock of the CORPORATION shall consist of Five Thousand (5,000) shares of Common Stock having a par value of One Dollar ($1.00) per share. All shares of said stock shall be payable in cash.

     The minimum amount of capital with which the CORPORATION will commence business is Five Hundred Dollars ($500.00).

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                                   ARTICLE VI

                                PREEMPTIVE RIGHT

     No shareholder of the CORPORATION shall by reason of his holding shares have any preemptive or preferential right to purchase or subscribe to any unissued shares of the CORPORATION, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such shareholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time may grant, and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of the CORPORATION, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class.

                                  ARTICLE VII

                               BOARD OF DIRECTORS

     The business of the CORPORATION shall be managed by the Board of Directors, except as otherwise required by law. The Board of Directors may by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the CORPORATION, which to the extent provided in said resolution or resolutions or in the By-Laws of the CORPORATION, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the CORPORATION, and may have power to authorize the seal of the CORPORATION to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be started in the By-Laws of the CORPORATION or as may be determined from time to time by resolution adopted by the Board of Directors.

     The number of Directors of the CORPORATION, which shall never be less than three, shall be fixed from time to time by the By-Laws and may be altered from time to time by amendment of the By-Laws. In case of any increase in the number of Directors, the additional Directors subject to the provisions of these Articles shall be elected as may be provided in the By-Laws.

     None of the Directors need be a shareholder of the CORPORATION or a resident of the State of Florida.

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     The Board of Directors may make By-Laws and from time to time may alter, amend or repeal any By-Laws, but any By-Laws made by the Board of Directors may be altered, amended or repealed by the shareholders at any annual meeting or at any special meeting, provided, in the case of any special meeting, that notice of such proposed alteration, amendment or repeal is included in the notice at such meeting.

     The Board of Directors shall have power from time to time to ????? part out of any funds of the CORPORATION available for dividends a reserve or reserves for any proper purpose, and to abo???? such reserve in the manner in which it was created and to fix and determine and to vary the amount of the working capital of the CORPORATION, and to direct and determine the use and disposition of the working capital and of any surplus or net profits over and above the capital stock paid in.

     The shareholders and the Board of Directors shall have power to hold their meetings and to keep the books, documents and papers of the CORPORATION outside of the State of Florida and at such place or places as from time to time may be provided by the By-Laws, except as otherwise required by the laws of the State of Florida.

     The Board of Directors from time to time shall determine whether and to what extent and at what times and places, and under what conditions and regulations the accounts and books of the CORPORATION or any of them shall be open to the inspection of the shareholders, and no shareholder shall have any right to inspect any account, book or document of the CORPORATION, except as conferred by statute or as authorized by resolution of the Board of Directors.

     In the absence of fraud, no contract or other transaction of the CORPORATION shall be affected or invalidated in any way by the fact that any of the Directors of the CORPORATION are in anywise interested in or connected with any other party to such contract or transaction or are themselves parties to such contract or transaction, provided that such interest shall be fully disclosed or otherwise known to the Board of Directors at the meeting of said Board at which such contract or transaction is authorized or confirmed, and provided further that at the meeting of the Board of Directors authorizing or confirming such contract or transaction there shall be present a quorum of Directors not so interested or connected and such contract or transaction shall be approved by a majority of such quorum. Any contract, transaction or act of the CORPORATION or of the Board of Directors or of any committee thereof, which shall be ratified by a majority of a quorum of the shareholders of the CORPORATION having voting power at any annual meeting or any special meeting called for such purpose shall be as valid and as binding as though ratified by every shareholder of the CORPORATION. Any Director of the CORPORATION may vote upon any contract or other transaction between the CORPORATION and any subsidiary or affiliated corporation without regard to the fact that he is also a Director of such subsidiary or affiliated corporation.

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                                  ARTICLE VIII

                                   DIRECTORS

     The names and post office addresses of the Directors of the CORPORATION, who shall hold office for the first year, or until their successors are chosen, whichever first occurs, shall be:

H. J. Frazier  3300 University Drive, Coral Springs, Florida 33065

R. L. Hofmann  3300 University Drive, Coral Springs, Florida 33065

A. N. Malanos  3300 University Drive, Coral Springs, Florida 33065

R. C. McKinley 3300 University Drive, Coral Springs, Florida 33065

                                   ARTICLE IX

                                    OFFICERS

     The Officers of the CORPORATION shall be a President, a Vice-President, a Secretary and a Treasurer, and such other officers as the Board of Directors may from time to time by resolution create. Any two (2) or more officers may be held by the same person, except the offices of President and Secretary. Officers shall be elected annually by the Board of Directors for one (1) year terms in accordance with the procedure set forth in the By-Laws.

     The names of the officers who are to manage the affairs of the CORPORATION under the direction of the Board of Directors until the annual meeting of the Board of Directors to be held in the year 1982, and until their successors are duly elected and qualified are:

A. N. Malanos   President

P. L. Britton   Vice-President

G. S. Sollitto  Vice-President & Assistant Secretary

J. B. Story     Controller & Assistant Secretary

R. C. McKinley  Treasurer

R. K. Stevens   Secretary

R. T. Wade      Assistant Secretary

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                                   ARTICLE X
                                   ASSIGNMENT

     The original incorporators of the CORPORATION and the subscribers to its capital stock shall have the right, after the CORPORATION is incorporated, to assign and deliver their subscription of stock herein to any other persons who, or corporation which, may hereafter become subscribers to the capital stock of the CORPORATION, and, upon acceptance of such assignment, such assignee or assignees shall stand in lieu of the original incorporators and subscribers and assume and carry out all of the rights, liabilities and duties entailed by said subscriptions subject to the laws of the State of Florida and the execution of this power.

                                   ARTICLE XI
                            LIMITATION OF LIABILITY

     The private property of the shareholders shall not be subject to the payment of corporate debts to any extent whatever, and no shareholder, whose shares are fully paid, shall be personally liable to the creditors of the CORPORATION for debts of the CORPORATION.

                                  ARTICLE XII
                                INDEMNIFICATION

     The By-Laws of the CORPORATION may provide that in order to induce officers and directors of the CORPORATION to continue to serve as such to induce others to serve as officers and/or directors of the CORPORATION or any subsidiary and in consideration of such service, the CORPORATION shall indemnify and hold harmless each person serving the CORPORATION or any subsidiary as an officer or director at the time of the adoption of such By-Law provision or thereafter, from and against any and all claims and liabilities to which he may be or become subject by reason of his being or having been such director and/or officer at any time as aforesaid and/or by reason of his alleged acts or omissions as such officer and/or director as aforesaid, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with defending against any such claims or liabilities, provided, however, that no director or officer shall be indemnified against, or be reimbursed for any expenses incurred in defending against any claim or liability as to which it is adjudged that such person has been guilty of


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negligence or willful misconduct. The foregoing rights of indemnification of directors and officers shall be in addition to all other rights to which they may be entitled by law by the Certificate of Incorporation, the By-Laws or by resolution or resolutions adopted from time to time by the Executive Committee of the Board of Directors and/or the Board of Directors and/or the shareholders.

                                  ARTICLE XIII

                                 RESIDENT AGENT

     W. BUNTEMEYER, whose address is 3300 University Drive, Coral Springs, Florida 33065, is hereby designated Resident Agent for the service of process within the State of Florida.

                                  ARTICLE XIV

                                  SUBSCRIBERS

     The names and addresses of the subscribers are:

1.   W. Buntemeyer, 3300 University Drive, Coral Springs, Florida 33065

2.   A. N. Malanos,                Same as above

3.   Gregory S. Sollitto,          Same as above

4.   Douglas L. Vance,             Same as above



     IN WITNESS WHEREOF the undersigned subscribers have signed these ARTICLES OF INCORPORATION this 10th day of June, 1981.

/s/ W. BUNTEMEYER                            /s/ GREGORY S. SOLLITTO
----------------------------------           ----------------------------------
W. Buntemeyer                                Gregory S. Sollitto

/s/ A.N. MALANOS                             /s/ DOUGLAS L. VANCE
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A. N. Malanos                                Douglas L. Vance

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STATE OF FLORIDA   )

COUNTY OF BROWARD  )


      I hereby certify that on this day, before me, an officer duly authorized in the State and County aforesaid to take acknowledgments, personally appeared
W. BUNTEMEYER, A.N. MALANOS, GREGORY S. SOLLITTO and DOUGLAS L. VANCE, well known to me to be the persons described in and who executed the foregoing instrument and acknowledged to and before me that they executed said instrument for the purposes therein expressed.

      WITNESS my hand and official seal this 10th day of June, 1981.


                                          /s/ [SIGNATURE ILLEGIBLE]
                                          -------------------------------------
                                          Notary Public



My Commission Expires:

[SEAL]